                                                                    Exhibit 3.33

                            ARTICLES OF INCORPORATION
                                       OF
                               CASA TRUCKING, INC.

      The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I.

      Name: The name of this corporation shall be Casa Trucking, Inc.

                                   ARTICLE II.

      Duration: The duration of the corporation shall be perpetual.

                                  ARTICLE III.

      Purpose: The purpose or purposes for which this corporation is formed shall be for general business purposes.

                                   ARTICLE IV.

      Registered Office: The address of the corporation's registered office is 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, MN 55416.

                                   ARTICLE V.

      Capital Stock: The authorized capital stock of the corporation shall consist of 10,000 shares, each of which shall have a par value of $.01.

      The sale of stock of this corporation by any shareholder may be restricted in the Bylaws or in any contract between two or more shareholders to the extent that said stock may be required by such Bylaws or contract to be offered first to the corporation or to other shareholders at a price to be fixed in accordance with such Bylaws or contract; provided, however, that no such restrictions shall be valid unless stated upon the stock certificate.

      Each holder of record of common stock shall be entitled to one vote per share of common stock standing in his or her name on the books of the corporation. No shareholder entitled to vote shall have or exercise the right to accumulate his or her votes in electing directors, and there shall be no cumulative voting for any purpose whatsoever.

      The Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series and the authority to convert shares of a class or series to another class or series and to effectuate share dividends, splits or conversion of the corporation's outstanding shares.

      The Board of Directors shall have the authority to issue rights to convert any of the corporation's securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights may be transferable or nontransferable and separable or inseparable from other securities of the corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

                                   ARTICLE VI.

      Preemptive Rights Denied: No holder of stock of this corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation or any right of subscription to any part thereof.

                                  ARTICLE VII.

      Written Anion by Board: An action required or permitted to be taken by the Board of Directors of the corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except that on an action which requires shareholder approval the written action must be signed by all the directors.

                                  ARTICLE VIII.

      Nonliability of Directors for Certain Actions: To the full extent that the Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article VIII shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

                                   ARTICLE IX.

      Indemnification: Directors and officers of the corporation and any person serving or who has served as a director or officer of any other corporation or entity at the request or direction of the Corporation shall be entitled to be indemnified by the corporation to the full extent permitted by the Minnesota Business Corporation Act or any successor statute and the Corporation shall have the power to obtain insurance against any liability arising under this provision.

                                   ARTICLE X.

      Bylaws: The power to adopt, amend or repeal Bylaws shall be vested in the Board of Directors of the corporation, except to the extent otherwise limited by the Minnesota Business Corporation Act.

                                   ARTICLE XI.

      Directors: The Board of Directors of this corporation shall consist of such number of directors as shall be fixed in the manner provided in the Bylaws of this corporation. Each director shall continue in office for the term for which he or she was named or elected and until his or her successor is elected and qualified.

      The Board of Directors of this corporation shall have full power and authority to make and adopt Bylaws for the government of this corporation and its affairs as it may deem advisable and necessary and as shall not be inconsistent with the provisions of these Articles of Incorporation and to amend or alter such Bylaws from time to time; provided, however, that the authority to make and alter such Bylaws vested hereby in said board shall be subject to the power and right of the shareholders to change or repeal such Bylaws.

      The names and addresses of the first Board of Directors is as follows:

      Gregg A. Ostrander
      President and Chief Executive Officer
      324 National Bank Building
      5353 Wayzata Boulevard
      Minneapolis, MN 55416

      Jeffrey M. Shapiro
      Chief Financial Officer and Secretary
      324 National Bank Building
      5353 Wayzata Boulevard
      Minneapolis, MN 55416

                                  ARTICLE XII.

      Amendment: These Articles of Incorporation may be amended by the affirmative vote of the holder or holders of the majority of the voting power of the common stock present at a shareholders' meeting wherein said amendments are submitted to a vote.

                                  ARTICLE XIII.

      Incorporator: The name and address of the incorporator is:

                         Lisa A. Smith
                         2000 Midwest Plaza Building West
                         801 Nicollet Mall
                         Minneapolis, MN 55402

      IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of February, 1997.


                                        /s/ Lisa A. Smith
                                        ----------------------------------------
                                        Lisa A. Smith

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF HENNEPIN      )

      The foregoing instrument was acknowledged before me this 11th day of February, 1997 by LISA A. SMITH.


                                        /s/ Linda K. Sullivan
                                        ----------------------------------------
                                        Notary Public

2/07/97,LAS,62035_1M                    [SEAL]     LINDA K. SULLIVAN
                                                NOTARY PUBLIC- MINNESOTA
                                                     RAMSEY COUNTY
                                      My Commission Expires Jan. 31, [ILLEGIBLE]

                                                  STATE OF MINNESOTA
                                                  DEPARTMENT OF STATE
                                                         FILED
                                                     FEB 11 1997
                                                  Joan Anderson Growe
                                                   Secretary of State

                       SECRETARY'S CERTIFICATE/INCUMBENCY

      The undersigned, being the duly elected Secretary of Casa Trucking, Inc. (the "Corporation"), does hereby certify as follows:

      1. The undersigned has requisite knowledge of the affairs of the Corporation to make the certifications provided herein and has performed all required diligence to make such certifications.

      2. Such certification are provided as an inducement to First Union Commercial Corporation or an affiliate or related party to enter into one or more leases, financings, credit facilities other transactions (the "Transaction") with the Corporation.

      3. The persons listed below are the duly elected officers of the Corporation serving in the capacity indication as of the date of this Certificate and have continually served in such capacity through the date of the closing of the Transaction for which this Certificate is being furnished, and I have witnessed each officer's execution of this Certificate.

           Name                 Signature                       Title
           ----                 ---------                       -----

Gregg A. Ostrander      /s/ Gregg A. Ostrander          C.E.O. / President
-------------------     -------------------------       ------------------------
Jeffrey M. Shapiro      /s/ Jeffrey M. Shapiro          V.P. / Secretary
-------------------     -------------------------       ------------------------
John D. Reedy           /s/ John D. Reedy               Chief Financial Officer
-------------------     -------------------------       ------------------------

      4. Such officers have full power and authority to execute and deliver any and all documents (the "Transaction Documents") required to be executed and delivered by the Corporation in respect of the Transaction, the Transaction and the Transaction Documents have been duly authorized by the Corporation and upon execution and delivery of the Transaction Documents by any above-named officer, such Transaction Documents will be valid, binding and enforceable against the Corporation.

      IN WITNESS WHEREOF, the undersigned officer has executed this Certificate under seal as of the 31st day of October, 1997.

                                        CASA TRUCKING, INC.


                                        By: /s/ Jeffrey M. Shapiro (Seal) N/A
                                           -------------------------------------
                                        Name: Jeffrey M. Shapiro
                                             -----------------------------------
                                        Title: Secretary
                                              ----------------------------------

================================================================================

                               State of Minnesota

                               ------------------
                               SECRETARY OF STATE
                               ------------------

                          CERTIFICATE OF INCORPORATION

      I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that:
Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

      This corporation is now legally organized under the laws of Minnesota.

      Corporate Name: Casa Trucking, Inc.

      Corporate Charter Number: 9N-524

      Chapter Formed Under: 302A

      This certificate has been issued on 02/11/1997.


[SEAL]                                  /s/ Joan Anderson Growe
                                        ----------------------------------------
                                                             Secretary of State.

================================================================================